Exhibit 99.1

Contact Information:

CCG Investor Relations                                                                                                    Perini Corporation
15300 Ventura Boulevard, Suite 303                                                                                73 Mount Wayte Ave.
Sherman Oaks, CA 91403                                                                                                  Framingham, MA 01701
(818) 789-0100                                                                                                                     (508) 628-2295
Crocker Coulson, Partner                                                                                                  Michael E. Ciskey, Vice President &
                                                                                                                                                 Chief Financial Officer

FOR IMMEDIATE RELEASE

Perini Corporation Announces Q1 2005 Results

  Net income of $5.6 million
  Diluted EPS of $0.20 per share
  Backlog of $1.75 billion, up 52% from year end

Framingham, MA – May 4, 2005 – Perini Corporation (NYSE: PCR), a leading building, civil construction and construction management company, today reported results for the first quarter ended March 31, 2005.

Net Income
Net income was $5.6 million for the first quarter of 2005, as compared to net income of $11.2 million in 2004. Diluted earnings per common share were $0.20 for the first quarter of 2005, as compared to $0.44 for the first quarter of 2004. The first quarter of 2004 results reflect a lower than normal tax rate due to the realization of a portion of the federal tax benefit not recognized in prior years due to certain accounting limitations.

Assuming an effective income tax rate of 37.5%, pro forma net income for the first quarter of 2004 would have been $7.3 million. Similarly, pro forma diluted earnings per common share for the first quarter of 2004 would have been $0.28. Please refer to Table 1 at the end of this press release for a reconciliation of reported net income in accordance with generally accepted accounting principles to pro forma net income for the first quarter of 2004.

Revenues from construction operations were $371.6 million for the first quarter of 2005, compared to revenues of $480.3 million reported for the first quarter of 2004.

The 2005 operating results reflect the decrease in revenues, most notably in the management services segment which experienced a decreased volume of work in Iraq, and in the building segment due to the completion of several hospitality and gaming market projects.

Robert Band, President and Chief Operating Officer, stated that, “We are pleased to report a profitable performance for the first quarter of 2005. Although new work awards over the past six months have been slower than anticipated, we have recently experienced an acceleration of new work acquisition which we expect will positively impact results in the second half of 2005.”

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May 4, 2005                                                                         Perini Q1 Results                                                                         Page 2

Backlog at $1.75 Billion
The backlog of uncompleted construction work at March 31, 2005 was $1.75 billion, a 52% increase compared to $1.15 billion at December 31, 2004. Additions to the backlog during the first quarter of 2005 include approximately $586 million of hotel, casino and condominium work primarily in Las Vegas and in the Washington, DC area; $160 million due to the acquisition of Cherry Hill Construction, Inc.; and the Company’s $99 million share of a joint venture project for rehabilitation of a section of the Brooklyn/Queens Expressway in Queens, New York.

Financial Condition Remains Strong in 2005
The Company’s financial condition remained strong even as working capital decreased from $178.0 million at December 31, 2004 to $167.8 million at March 31, 2005, primarily reflecting the $20 million acquisition of Cherry Hill Construction, Inc.

Outlook
The amount of new work opportunities and demand for our preconstruction services remains high. Based on this demand and recently announced new work awards, we are affirming our previous guidance for 2005 including revenues in the range of $1.5 billion to $1.8 billion and diluted earnings per share in the range of $0.95 to $1.15.

About Perini Corporation
Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, preconstruction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, and healthcare facilities as well as large and complex civil construction projects and construction management services to U.S. military and government agencies.

Non-GAAP Measures
To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures of net income, earnings per share and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the indicators management uses as a basis for evaluating our financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or earnings per share prepared in accordance with GAAP.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the potential delay, suspension, termination or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the us; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including our customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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May 4, 2005                                                                         Perini Q1 Results                                                                         Page 3

                                             Perini Corporation (NYSE)
                                         Summary of Consolidated Earnings
                                                    (Unaudited)
                                             (In Thousands of Dollars)

                                                      For the Three Months
                                                         Ended March 31,
                                                      ----------------------
                                                        2005        2004
                                                      ----------  ----------
Construction Revenues:
  Building                                            $ 240,972   $ 291,438
  Civil                                                  50,717      27,457
  Management services                                    79,864     161,409
                                                      ----------  ----------
TOTAL CONSTRUCTION REVENUES                           $ 371,553   $ 480,304
                                                      ==========  ==========

Gross profit                                          $  22,730   $  23,528
General and administrative expenses                      13,333       9,743
                                                      ----------  ----------
Income from construction operations                       9,397      13,785
Other (income) expense, net                                 143       1,844
Interest expense                                            374         191
                                                      ----------  ----------
Income before income taxes                                8,880      11,750
Provision for income taxes (a)                            3,330         529
                                                      ----------  ----------
NET INCOME                                            $   5,550   $  11,221

Less:  Dividends accrued on Preferred Stock                (297)       (297)
                                                      ----------  ----------
Total available for common stockholders                 $ 5,253    $ 10,924
                                                      ==========  ==========

BASIC EARNINGS PER COMMON SHARE                         $  0.21    $   0.47
                                                      ==========  ==========

DILUTED EARNINGS PER COMMON SHARE                       $  0.20    $   0.44
                                                      ==========  ==========

Weighted average common shares outstanding:
  Basic                                                  25,287      23,014
  Effect of dilutive stock options, warrants and
     restricted stock units outstanding                     750       1,879
                                                      ----------  ----------
  Diluted                                                26,037      24,893
                                                      ----------  ----------

(a)       The lower-than-normal tax rate reflected in the provision for income taxes for the first quarter of 2004 is due to the realization of a portion of the federal tax benefit not recognized in prior years due to certain accounting limitations.

                               Selected Balance Sheet Data
                                       (Unaudited)
                                (In Thousands of Dollars)

                                                  March 31,       December 31,
                                                    2005              2004
                                                --------------   ---------------
Total assets                                      $   648,575       $   654,265
Working capital                                   $   167,815       $   178,029
Long-term debt, less current maturities           $    18,457       $     8,608
Stockholders' equity                              $   180,817       $   174,034

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May 4, 2005                                                                         Perini Q1 Results                                                                         Page 4

                              Perini Corporation (NYSE)
                                        Table 1
                        Reconciliation of Reported Net Income to
                                Pro Forma Net Income (A)
                       For the Three Months Ended March 31, 2004
                                      (Unaudited)
                               (In Thousands of Dollars)

                                                                         Three Months
                                                                             Ended
                                                                        March 31, 2004
                                                                       ------------------
Reported net income                                                        $   11,221
Plus:  Provision for income taxes                                                 529
                                                                       ------------------
Income before income taxes                                                     11,750
Provision for income taxes assuming a 37.5% effective rate                      4,406
                                                                       ------------------
Pro forma net income                                                       $    7,344

Less: Dividends accrued on Preferred Stock                                       (297)
                                                                       ------------------
Pro forma total available for common stockholders                          $    7,047
                                                                       ==================

Pro forma basic earnings per common share                                  $     0.31
                                                                       ==================

Pro forma diluted earnings per common share                                $     0.28
                                                                       ==================

Weighted average common shares outstanding:
  Basic                                                                        23,014
  Effect of dilutive stock options, warrants and
     restricted stock units outstanding                                         1,879
                                                                       ------------------
  Diluted                                                                      24,893
                                                                       ------------------

(A)       The calculation of pro forma net income and pro forma earnings per common share for the first quarter of 2004 assumes an effective tax rate of 37.5% which more closely approximates the Company's effective tax rate on a prospective basis. No reconciliation of reported net income to pro forma net income for the three months ended March 31, 2005 is provided since the actual effective tax rate of 37.5% is equal to the pro forma tax rate; therefore, there would be no difference between actual results and pro forma results for the three months ended March 31, 2005.

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